UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Zebra Technologies Corporation

(Name of Registrant as Specified In Its Charter)

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Zebra Technologies Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2005

To the Stockholders of

Zebra Technologies Corporation:

     The Annual Meeting of Stockholders of Zebra Technologies Corporation (the “Company”) will be held at 10:30 a.m., Central time, on Tuesday, May 17, 2005, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, for the following purposes:

(1)	To elect two directors;

(2)	To ratify the selection by the Audit Committee of Ernst &: Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2005; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Noel Elfant
Secretary

Vernon Hills, Illinois
April 13, 2005

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700

PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation (“Zebra” or the “Company”), for use at the Annual Meeting of Stockholders, and any adjournments thereof. The Annual Meeting will be held at 10:30 a.m., Central time, on May 17, 2005, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois. The Company is releasing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 13, 2005.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

     Voting Securities — The Board of Directors fixed the close of business on March 22, 2005, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 71,933,099 shares of Class A Common Stock, par value $.01 per share. Holders of Class A Common Stock are entitled to one vote per share.

     Proxies — The Board of Directors of the Company selected Edward L. Kaplan, Gerhard Cless, and Noel Elfant to serve as proxies for the Annual Meeting. Messrs. Kaplan and Cless are directors and executive officers of the Company. Mr. Elfant is Vice President, General Counsel and Corporate Secretary of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 PM, Eastern Time, on May 16, 2005. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

     Required Vote — At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; and (2) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve Proposal 2. Stockholders are not allowed to cumulate their votes in the election of directors.

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the voting to elect directors, or ratify the appointment of Ernst &: Young LLP.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors presently consists of six directors, four of which are independent under The NASDAQ Stock Market listing requirements and two of which are executive officers of the Company. Each nominee for election as director currently serves as a director of the Company.

     If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees that the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

     Nominees for Election as Directors - The Company has a Board of Directors that is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class III Directors expire at this Annual Meeting, and two directors will be elected at the Annual Meeting to serve as Class III Directors for a three-year term expiring at the Annual Meeting in 2008 or until their successors are duly elected and qualified. The Board of Directors has proposed the following nominees for election at the Annual Meeting: Edward L. Kaplan and Christopher G. Knowles.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EDWARD L. KAPLAN AND CHRISTOPHER G. KNOWLES TO SERVE AS DIRECTORS OF THE COMPANY.

     The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire
Nominees for Directors
Class III Directors
Edward L. Kaplan	62	Chairman and Chief Executive Officer	1969	2008*
Christopher G. Knowles	62	Director	1991	2008*
* Current term expires at this Annual Meeting.
Continuing Directors
Class II Directors
Gerhard Cless	65	Executive Vice President, Director	1969	2007
Michael A. Smith	50	Director	1991	2007
Class I Directors
Ross W. Manire	53	Director	2003	2006
Dr. Robert J. Potter	72	Director	2003	2006

     Nominees for Directors

     Edward L. Kaplan is Chief Executive Officer and Chairman, as well as a co-founder, of Zebra and has served as a director since 1969. He served as President of Zebra from its formation until February 1995, from April 1997 to April 1998 (on an interim basis) and again from September 2001 to February 2002. Mr. Kaplan also served as Chief Financial Officer of Zebra from its formation until 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi), an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University. He is on the Board of Trustees of the Illinois Institute of Technology.

     Christopher G. Knowles has served as a director of Zebra since 1991. Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions, Inc. from 1998 to 2000, and President and Chief Operating Officer from 1994 until 1996. In 1994 Insurance Auto Auctions, Inc. acquired Underwriters Salvage Company, a company Mr. Knowles joined in 1980 as its Chairman of the Board and Chief Executive Officer. In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied’s Household Goods Division, the largest division of that company. Mr. Knowles received his BA degree from Indiana University. He is the Chair of the Compensation Committee and a member of the Audit and Nominating Committees.

     Continuing Directors

     Gerhard Cless is Executive Vice President, and has been in this position since 1998. Mr. Cless is a co-founder of Zebra and has served as a director since 1969. He served as Secretary of Zebra from its formation until February 2005, and as Executive Vice President for Engineering and Technology of Zebra from 1995 to 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra until 1991. Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation’s printer division. Mr. Cless received an MSME degree from Esslingen, Germany and has done graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra’s 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

     Ross W. Manire has been a director of Zebra since July 2003. He is Chairman and Chief Executive Officer of Clearlinx Network Corporation, a wireless networking company, a position held since September 2002. Previously, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from September 2000 to August 2002. He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics in September 2000. Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com. Mr. Manire was also a partner at Ernst &: Young. He holds a BA degree from Davidson College and an MBA from the University of Chicago. He is a member of the Board of Directors of Eagle Test Systems, Inc. (a manufacturer of high-performance automated test equipment) and the Board of Trustees of Davidson College. Mr. Manire is a member of the Audit Committee.

     Dr. Robert J. Potter has been a director of Zebra since July 2003. Since 1990, he has been President and Chief Executive Officer of R. J. Potter Company, a Dallas area firm providing business and technical consulting. From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing. Prior to Datapoint, Dr. Potter was Group Vice President of Nortel Networks, Senior Vice President of International Harvester, President of the Office Systems Division of Xerox and Research Manager of International Business Machines Corporation. He graduated Phi Beta Kappa from Lafayette College and holds a Ph.D. in optics from the University of Rochester, specializing in fiber optics. He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia. He is a member of the Board of Directors of Molex, Incorporated (a designer and manufacturer of electrical connectors, terminals and related items), and of Cree, Inc. (a developer and manufacturer of semiconductor materials and devices). Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology. He is a member of the Compensation Committee.

     Michael A. Smith has served as a director of Zebra since 1991. He is Chairman, Chief Executive Officer and founder of FireVision LLC, a private investment company, which was formed in December 1999. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers &: Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. Previously, he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group; Managing Director, Corporate Finance Department, Bear, Stearns &: Co.; and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago. Mr. Smith is the Chair of the Audit Committee and a member of the Nominating Committee.

     Board Meetings in 2004 — The Board of Directors met five times during 2004. Each director attended 75% or more of the total number of meetings of the Board of Directors and the Board committees on which he served. As a general matter, Board members are expected to attend the Company’s annual meetings. All of the directors except Mr. Cless attended last year’s annual meeting.

     Corporate Governance Improvements — The Board of Directors (the “Board”) has been carefully following the corporate governance developments that have been taking place as a result of corporate scandals and the adoption of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules adopted thereunder by the Securities and Exchange Commission (“SEC”), governance rules proposed and/or adopted by the SEC, listing requirements of The NASDAQ Stock Market and other corporate governance recommendations. The Board established two committees composed entirely of independent directors, namely, the Compensation Committee and the Nominating Committee. The Board also has a charter for its Audit Committee and Corporate Governance Guidelines. Charters for the Audit Committee and Nominating Committee and the Corporate Governance Guidelines are available on the investor page of Zebra’s Web site at www.zebra.com. Please note that the information on the Zebra Web site is not incorporated by reference in this Proxy.

     The Corporate Governance Guidelines address the Board’s composition, qualifications and functions, director education, minimum required stock ownership by directors, and management succession.

     Nominating Committee. The Nominating Committee is comprised of two independent directors: Messrs. Knowles, Chair, and Smith. In accordance with the listing requirements of The NASDAQ Stock Market, the Nominating Committee determines nominees for election to the Board of Directors. This Committee met one time in 2004.

     The Nominating Committee believes that candidates for Board membership must exhibit certain minimum characteristics: good business judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management. Board members shall be independent thinkers, articulate and intelligent. The Nominating Committee’s Charter sets forth additional criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

     In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board and its committees include at least the minimum number of independent directors, as that term is defined and as may be required by the Sarbanes-Oxley Act and applicable standards promulgated by The NASDAQ Stock Market and the SEC, and any other applicable requirements.

     In addition, the Nominating Committee shall make every effort to ensure that at least one director be a financial expert, as that term is defined by the Sarbanes-Oxley Act and applicable standards promulgated by The NASDAQ Stock Market and the SEC.

     The Company’s policy is not to discriminate on the basis of race, gender or ethnicity. The Nominating Committee is supportive of any qualified candidate who would also provide the Board with more diversity.

     The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Christopher Knowles, Chair of the Nominating Committee, at Zebra’s headquarters’ address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of Zebra, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations.

     The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. There were no vacancies on the Board during 2004, and the Nominating Committee did not pay a fee or engage the services of a third party in connection with the identification or evaluation of candidates for Board membership.

     Compensation Committee. The Compensation Committee is comprised of two independent directors: Mr. Knowles, Chair, and Dr. Potter. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee also administers the 1997 Stock Option Plan and determines the timing, terms and prices of options granted pursuant to the 1997 Stock Option Plan. This Committee met two times in 2004.

     Audit Committee. The Audit Committee is comprised of Messrs. Smith, Chair, Knowles, and Manire. These three directors are independent in accordance with the listing requirements of The NASDAQ Stock Market. This Committee met five times during 2004. The Board determined that Mr. Manire is an audit committee financial expert.

     Contacting the Board of Directors — Any stockholder who would like to contact members of the Board of Directors may do so by writing to the Office of the Secretary, Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061. Communications received in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

     Compensation of Directors — For 2004, the Company paid each of its outside directors an annual retainer, which was paid on a quarterly basis. The retainer was $6,250 per quarter. The Company also paid the following fees: $1,500 for each Board meeting; $1,000 for each meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that occurred on the day of a Board meeting; and, $1,500 for each meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that did not occur on the day of a Board meeting. The Chairs of the Audit Committee and Compensation Committee each received an additional $500 per meeting. Except where indicated, the fees described above were paid for meetings attended in person or by telephone. The directors were also reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

     During 2004, the Company’s outside directors received aggregate compensation as follows: Christopher Knowles, $45,250; Michael Smith, $43,750; Ross Manire, $39,750; and Robert Potter, $35,250. Employees of the Company are not separately compensated for their service as directors.

     In connection with joining the Company’s Board of Directors in July 2003, Mr. Manire and Dr. Potter were each granted 32,034 non-qualified stock options under the Company’s 2002 Non-Employee Director Stock Option Plan. Of these options, 5,034 vested as of July 17, 2003, 9,000 vested in each of February 2004 and February 2005, and the remaining 9,000 options vest in February 2006. In 2002, each of the Company’s then serving independent directors (which were Messrs. Knowles and Smith) were granted 45,000 non-qualified stock options under the 2002 Non-Employee Director Stock Option Plan. These options vest in five annual increments of 9,000 beginning in February 2002. Vesting of the above-described options accelerate upon a change in control in accordance with the terms of the 2002 Non-Employee Director Stock Option Plan. These options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Kaplan. Information for Messrs. Cless and Kaplan is included in the section “Election of Directors.”

Name	Age	Position
Veraje Anjargolian	60	Vice President and General Manager, Card Printer Solutions

Noel Elfant	44	Vice President, General Counsel and Corporate Secretary

Hugh K. Gagnier	49	Senior Vice President, Operations, Specialty Printing Solutions

Philip Gerskovich	48	Senior Vice President, Corporate Development

Todd R. Naughton	42	Vice President and Controller

Michael H. Terzich	43	Senior Vice President, Office of the CEO

Charles R. Whitchurch	58	Chief Financial Officer and Treasurer

     Veraje Anjargolian became Vice President and General Manager of the Company’s Card Printer Solutions business unit in 2000. He joined Zebra in 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position. Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division. Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products. He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards. Educated in the U.K., Dr. Anjargolian received a BS degree in engineering from the University of Wales, a Master’s of Science degree in control systems from the University of Manchester Institute of Science and Technology, and a Ph.D. in electrical engineering from the University of London. He also completed coursework for an MBA at the London Polytechnic School of Management.

     Noel Elfant is Vice President, General Counsel and Corporate Secretary of Zebra and has been with the company since January 2003. He also is Zebra’s Chief Compliance Officer. From 2001 to 2003, he served as Associate General Counsel and Corporate Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals. Prior to that, from 1990 to 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., a diversified consumer products company, most recently as Assistant General Counsel. Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will &: Emery. Mr. Elfant earned his JD degree in 1985 from Northwestern University School of Law and his BA degree in 1982 from the University of California, Los Angeles.

     Hugh K. Gagnier became Senior Vice President, Operations, of Zebra’s Specialty Printer Solutions business unit in 2003. Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon the Company’s merger with Eltron International, Inc. in 1998. At Eltron, he was President from 1995 until Zebra’s merger, and Executive Vice President and Chief Operating Officer from 1994 until he became President. From 1991 to 1993, Mr. Gagnier was Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data back up. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek in 1991, and as Vice President of Engineering from 1988 to 1991. Prior to his tenure at Wangtek, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions. Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

     Philip Gerskovich joined Zebra as Senior Vice President, Corporate Development, in March 2005. Previously, Mr. Gerskovich was Corporate Vice President and General Manager of New Business, Commercial Printing Division for Eastman Kodak Company from 2004 until he joined Zebra. From 1999 to 2003, he was Corporate Vice President and Chief Operating Officer, Digital and Applied Imaging, at Kodak. His previous positions included Vice President of Internet Appliance Business Unit, Data General Corp. from 1995 to 1998, Director, Server Product Marketing, Dell Inc., from 1994 to 1995, and Program Director OEM and Technology Marketing, RS/6000 Division, International Business Machines Corporation, from 1992 to 1994. Mr. Gerskovich received a BS degree in Computer Engineering from the University of Illinois.

     Todd R. Naughton has served as Vice President and Controller of Zebra since 2000. Mr. Naughton was Corporate Controller for Zebra since joining the Company in 1999. From 1998 to 1999, he was Vice President—Financial Shared Services for Moore North America. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from 1996 to 1998. His previous positions included Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and Staff Auditor, Ernst &: Whinney (1984 to 1986). Mr. Naughton received a BS in accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

     Michael H. Terzich became Senior Vice President, Office of the CEO in 2003. Mr. Terzich works with Zebra’s Chairman and CEO in the development and execution of Zebra’s Specialty Printing Solutions’ growth strategy and operating plans. He also provides direct leadership to the business unit’s executive staff on a variety of key corporate initiatives. Since joining Zebra in 1992, Mr. Terzich has held a variety of progressive roles including Vice President and General Manager Center of Excellence, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services. Prior to Zebra, he was the Director of Operations for a five-plant industrial video production and duplication company. Mr. Terzich earned his BS degree in marketing from the University of Illinois and an MBA from Loyola University of Chicago.

     Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in 1991. From 1981 until 1991, he served as Vice President, Finance, of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973. Mr. Whitchurch also serves as a member of the board of directors of SPSS, Inc., a Chicago-based provider of predictive analytic and statistical tools software, where he is the designated financial expert and chairman of the audit committee.

     The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and The NASDAQ Stock Market. Based solely on a review of the forms it has received, the Company believes that except as follows, during the year ended December 31, 2004, all of its officers, directors and 10% beneficial owners made required Section 16(a) filings on a timely basis: Edward L. Kaplan filed one Form 4, which reported one transaction, on an untimely basis.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table presents, as of March 22, 2005, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Officers (as defined below) and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock
			% of
Name and Address	Number		Shares
Edward L. Kaplan	1,281,131	(2)	1.8

Carol K. Kaplan (1)	1,281,131	(3)	1.8

Gerhard Cless	2,323,521	(4)	3.2

Ruth I. Cless (1)	2,323,521	(5)	3.2

Christopher G. Knowles	22,500	(6)	*

Ross W. Manire	23,034	(7)	*

Robert J. Potter	24,159	(8)	*

Michael A. Smith	29,850	(9)	*

Hugh K. Gagnier	116,981	(10)	*

Charles R. Whitchurch	71,841	(11)	*

Michael H. Terzich	12,949	(12)	*

Noel Elfant	4,557	(13)	*

FMR Corporation	7,410,783	(14)	10.3

Neuberger Berman, Inc.	5,868,043	(15)	8.2

All Executive Officers and Directors as a group (14 persons)	3,917,023		5.2

* Less than one percent.

(1)	The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(2)	Includes 453,873 shares held of record or beneficially by Mr. Kaplan’s wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

(3)	Includes 827,258 shares held of record or beneficially by Mr. Kaplan, of which Mrs. Kaplan disclaims beneficial ownership.

(4)	Includes 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors, and 473,031 shares held of record or beneficially by Mr. Cless’ wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

(5)	Represents 848,972 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors; 66,387 shares held by an irrevocable trust of which Mrs. Cless is the trustee, and includes 925,131 shares held of record or beneficially by Mr. Cless, of which Mrs. Cless disclaims beneficial ownership.

(6)	Represents 22,500 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(7)	Represents 23,034 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(8)	Includes 23,034 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(9)	Includes 23,250 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10)	Represents 115,420 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(11)	Includes 59,032 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(12)	Includes 11,137 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(13)	Includes 4,218 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(14)	As reported on a Schedule 13G filed by FMR Corporation on February 14, 2005. According to such 13G, FMR has sole voting power with respect to 2,742,972 of these shares, and sole power to dispose or to direct the disposition of 7,410,783 of these shares. The address of this stockholder is 82 Devonshire St., Boston, Massachusetts 02109.

(15)	By letter dated March 16, 2005, Neuberger Berman, Inc. informed us that it has sole voting power over 69,809 shares, shared voting power over 4,710,597 shares and shared investment power over 5,868,043 shares. With respect to the 4,710,597 shares over which Neuberger Berman, Inc. has shared voting power, Neuberger Berman, LLC and Neuberger Berman Management Inc. are each deemed to be beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose of the stock. Neuberger Berman, Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management Inc. Of the 4,710,597 shares over which Neuberger Berman, Inc. has shared voting power, 3,790,800 shares are beneficially owned by the Neuberger Berman Genesis Fund Portfolio. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of the Neuberger Berman Genesis Fund Portfolio. The 1,087,637 share difference in voting and investment power is a result of clients’ accounts over which Neuberger Berman, Inc. has shared power to dispose, but not vote shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.

STOCK PERFORMANCE GRAPH

     The graph depicted below compares the cumulative annual change since December 31, 1999, of the total stockholder return on Zebra Technologies Corporation Class A Common Stock with the cumulative total return on the following published indices: (i) the CoreData Industry Group 815 (Computer Peripherals) Index(1) and (ii) the NASDAQ Composite Market Index, during the same period. This comparison assumes that $100 was invested in each of the Company’s Class A Common Stock, the stocks comprising the CoreData Industry Group Index, and the stocks comprising the NASDAQ Composite Market Index, on December 31, 1999, and assumes that all dividends were reinvested at the end of the month in which they were paid.

Comparison of Five-Year Cumulative Total Return
of Zebra Technologies Corporation, the CoreData Industry Group Index
and the NASDAQ Composite Market Index

	1999	2000	2001	2002	2003	2004
Zebra Technologies Corporation	$100.00	$69.74	$94.89	$97.95	$170.09	$216.25
CoreData Industry Group Index	100.00	79.81	69.32	51.91	89.27	91.27
NASDAQ Composite Market Index	100.00	62.85	50.10	34.95	52.55	56.97

(1)	CoreData LLC (formerly Media General Financial Services) publishes the CoreData Industry Group 815 (Computer Peripherals) Index. The index is comprised of the following companies: Amedia Networks Inc., Astro-Med Inc., Au Optronics Corp., Avistar Communications Corp., Avocent Corp., Communication Intelligence Corp., Copytele Inc., Creative Technology Ltd., Dotronix Inc., Echelon Corp., Emulex Corp., First Virtual Communications Inc., Foundry Networks Inc., George Risk Industries, Hauppauge Digital Inc., Ibiz Technology Corp., icad Inc., IIS Intelligent Information Systems Ltd., Immersion Corp., InFocus Corp., Intellectual Technology, Intelligent Systems Corp., Key Tronic Corp., Lexmark International Inc., Logitech International, MB Software Corp., McRae Industries Inc., Media 100 Inc., Media Sciences International, Megadata Corp., Metrologic Instruments Inc., Mitek Systems Inc., Mobility Electronics Inc., MTS Medication Technologies Inc., Nice Systems, Nyfix Inc., O2Micro International Ltd., Perfectdata Corp., Photonics, Planar Systems Inc., Printronix Inc., PubliCARD Inc., Radisys Corp., Rimage Corp., Scan-Optics Inc., SCM Microsystems, Secure Computing Corp., Sigma Designs Inc., and Stratasys Inc., Symbol Technologies Inc., Top Image Systems Ltd., Transact Technologies, Universal Display Corp., USA Technologies Inc., Wave Systems Corp., Wells –Gardner Electronics, Xybernaut Corp., and Zebra Technologies Corporation.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2004, and the two prior years for (1) the chief executive officer, and (2) the four other executive officers of the Company as of December 31, 2004, who earned the highest compensation (combined salary and bonus) in 2004 (collectively, the “Named Officers”).

Summary Compensation Table

						Long Term
						Compensation
		Annual Compensation				Awards
						Securities	All
						Underlying	Other
Name and Principal Position	Year	Salary ($)		Bonus ($)		Options (#)	Compensation ($)
Edward L. Kaplan	2004	$703,733		$483,404		—	$19,954	(2)
Chairman and	2003	625,199		296,848		—	17,975
Chief Executive Officer	2002	571,021		346,672		—	20,250

Hugh K. Gagnier	2004	$292,308		$162,289		10,500	$13,925	(3)
Senior Vice President,	2003	275,000		160,900		29,250	10,929
Operations, Specialty	2002	267,077		138,880		56,250	12,584
Printing Solutions

Charles R. Whitchurch	2004	$265,960		$90,958		—	$14,026	(4)
Chief Financial Officer	2003	246,436		58,903		15,750	12,427
and Treasurer	2002	236,993		35,700		56,250	10,253

Michael H. Terzich	2004	$238,039		$99,119		10,500	$13,663	(5)
Senior Vice President,	2003	206,404		69,145		22,500	11,003
Office of the CEO	2002	192,788		57,147		45,000	5,626

Noel Elfant	2004	$205,260		$58,499		15,000	$13,091	(6)
Vice President,	2003	168,077		56,306		11,250	106
General Counsel and	2002	—	(1)	—	(1)	— (1)	—	(1)
Corporate Secretary

(1)	Mr. Elfant joined the Company on January 28, 2003.

(2)	Consisting of matching 401(k) contributions of $6,150, profit sharing plan payments of $6,307, and life insurance of $7,497.

(3)	Consisting of matching 401(k) contributions of $5,654, profit sharing plan payments of $6,307, and life insurance of $1,964.

(4)	Consisting of matching 401(k) contributions of $6,150, profit sharing plan payments of $6,307, disability insurance of $1,007, and life insurance of $562.

(5)	Consisting of matching 401(k) contributions of $6,150, profit sharing plan payments of $6,307, and life insurance of $1,206.

(6)	Consisting of matching 401(k) contributions of $5,492, profit sharing plan payments of $6,307, and life insurance of $1,292.

Options Granted in Last Fiscal Year

Potential
	Individual Grants				Realizable
Value at Assumed
	Number of				Annual Rates of
	Securities				Stock Price
	Underlying	Percent of Total	Exercise		Appreciation for
	Options	Options Granted	or Base		Option Term (2)
	Granted	to Employees in	Price	Expiration
Name	(#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Edward L. Kaplan	—	—	—	—	—	—

Hugh K. Gagnier	10,500 (1)	3.15	47.12	2/11/14	311,152	788,520

Charles R. Whitchurch	—	—	—	—	—	—

Michael H. Terzich	10,500 (1)	3.15	47.12	2/11/14	311,152	788,520

Noel Elfant	15,000 (1)	4.50	47.12	2/11/14	444,503	1,126,457

(1)	Non-qualified options granted under the Company’s 1997 Stock Option Plan at an exercise price equal to the closing market price on the date of grant. Such options are exercisable as follows: 15% on the first anniversary date in February 2005, 17.5% on the second anniversary date in February 2006, 20% on the third anniversary date in February 2007, 22.5% on the fourth anniversary date in February 2008, and 25% on the fifth anniversary date in February 2009, and vesting accelerates upon a change in control in accordance with the terms of the 1997 Option Plan. These options were granted at an exercise price equal to the fair market value of the Company’s Common Stock at the date of grant.

(2)	The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Class A Common Stock of the Company nor the actual value that the Named Officers will realize. Named Officers will realize the indicated values only if the price of the Company’s Class A Common Stock appreciates by the hypothetical annual percentage increases indicated.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options at Fiscal	Options at Fiscal
			Year-End (#)	Year-End ($)
	Shares	Value
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable	Unexercisable (1)
Edward L. Kaplan	—	—	0/0	0/0

Hugh K. Gagnier	—	—	83,697/89,928	2,920,849/2,718,122

Charles R. Whitchurch	14,500	667,709	42,497/56,703	1,641,400/1,935,581

Michael H. Terzich	19,913	482,078	0/74,175	0/2,248,664

Noel Elfant	1,687	38,338	0/24,563	0/444,096

(1)	The value per option is calculated by subtracting the exercise price from $56.28, which was the closing price of the Company’s Common Stock on December 31, 2004.

     Employment Arrangements

     On January 27, 1997, the Company agreed to provide Mr. Whitchurch a one-year continuation of his base salary at the time of termination if he is terminated within six months after a change in control of the Company or a change of CEO. Such agreement also provides that, at such time, all of Mr. Whitchurch’s options would vest and he would have six months to exercise such options.

     Mr. Anjargolian entered into an Employment Agreement with his predecessor employer, Eltron International, Inc., on April 1, 1997. Eltron International, Inc. subsequently merged with Zebra. Unless terminated, this Employment Agreement automatically renews on April 1st of each year for a one-year period. The agreement provides that Mr. Anjargolian is entitled to a base salary of $9,583.33 per month. If his employment is terminated without cause, he would be entitled to a six-month continuation of his base salary at the time of termination. During such period, he would also be entitled to certain medical and life insurance benefits.

     In connection with Zebra’s merger with Mr. Gagnier’s predecessor employer, Eltron International, Inc., the Company entered into an Employment Agreement with Mr. Gagnier on July 9, 1998. Unless terminated, this Employment Agreement automatically renews on December 31st of each year for a one-year period. Mr. Gagnier is entitled to a minimum base salary of $180,000 per year. If his employment is terminated without cause, he would be entitled to a one-year continuation of his base salary at the time of termination. During such period, he would also be entitled to certain medical and life insurance benefits. In the event of a change in control of Zebra, Mr. Gagnier may terminate his Employment Agreement within one year after such event and receive a lump sum severance payment equal to one year of his base salary at the time of termination.

     In connection with the commencement of Mr. Gerskovich’s employment by the Company, he entered into an Executive Employment Agreement effective March 10, 2005. Mr. Gerskovich is entitled to a base salary of $335,000 per year, which may be increased or decreased from time to time by the Chief Executive Officer. The Agreement also provides that, upon his employment, the Company grant Mr. Gerskovich stock options to purchase 28,786 shares of the Company’s common stock. In addition, if Mr. Gerskovich reaches the performance goals set by the Company for his first year of employment, the Company will grant him stock options with a value equal to $1,000,000 (based on the closing price of the Company’s stock on March 10, 2006). The terms of the options granted to Mr. Gerskovich are stated in the Company’s 1997 Stock Option Plan. The Agreement also provides for relocation assistance. In the event that the Company terminates Mr. Gerskovich’s employment without Cause or he terminates his employment for Good Reason, as such terms are defined in the Agreement, he shall be entitled to a twelve-month continuation of his base salary at the time of termination, reduced by any amount payable to him under any severance plan or arrangement maintained by the Company.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information related to the Company’s equity compensation plans as of December 31, 2004.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	2,593,982 (1)	$25.37	2,988,900 (2)

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,593,982	$25.37	2,988,900

(1)	Includes shares issuable pursuant to outstanding options under the Company’s 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan, and 2002 Non-Employee Director Stock Option Plan.

(2)	Includes total number of authorized, but unissued, shares of the Company’s Class A Common Stock that are available for issuance under the Company’s 1997 Stock Option Plan, 2002 Non-Employee Director Stock Option Plan, and the 2001 Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of two directors: Mr. Knowles, Chair, and Dr. Potter, each of whom is independent under current listing requirements of The NASDAQ Stock Market. The Compensation Committee establishes compensation policies and programs for the Company’s executive officers. It operates under a written charter adopted by the Board.

     Compensation Elements — For 2004, the primary components of the Company’s executive officer annual compensation program were base salaries and cash bonuses based on Company performance. Stock options also form a part of the compensation package for executive officers other than the Chief Executive Officer and the Executive Vice President. The Company provides a 401(k) plan and a non-qualified deferred compensation plan to eligible employees, including its executive officers. Under the deferred compensation plan, eligible employees have an opportunity to defer, on a pre-tax basis, all or a portion of base salary, commissions and bonus earned each year. Deferred amounts are credited to the participant’s bookkeeping account, which also is credited with earnings on those amounts realized from hypothetical investments selected by the participant.

     In establishing compensation, the Committee took into account that, as a general practice, the Company does not provide additional perquisites such as car allowances, club memberships and executive life insurance other than company-wide group policies. Additionally, except for the company’s 401(k) plan, the deferred compensation plan and the stock option plan noted below, the Company does not provide other long-term compensation plans such as SERPs, pension plans or defined benefit plans.

     Base Salaries — The Committee determined compensation for the Company’s executive officers, other than that of the Chief Executive Officer, in consultation with Mr. Kaplan based on the relative performance and responsibilities of each executive officer as well as various technology industry salary surveys. The Committee targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses viewed as comparable to the Company.

     The Committee determined Mr. Kaplan’s 2004 annual base salary based upon the Committee’s evaluation of Mr. Kaplan’s contributions to the Company and his importance to its continued growth. In approving Mr. Kaplan’s 2004 annual base salary, the Committee also reviewed (i) survey data showing base salaries for chief executive officers in the technology sector in similarly sized companies, and those in similarly sized companies in the Chicago area, and (ii) the performance of the Company during 2003. Mr. Kaplan was not present during any discussions involving his compensation.

     Bonus — Executive bonuses for 2004 were designed to reward management for achieving or exceeding predetermined goals for Company performance, and in certain situations, the performance goals for a particular business unit.

     Mr. Kaplan and each of the Company’s other executive officers participated in the Company’s 2004 Management Bonus Plan (the “Bonus Plan”). The Committee approved bonus payouts under the Bonus Plan for 2004. Each executive officer participated in one of four bonus programs. The first program provides for bonuses based on 2004 Company financial performance criteria, specifically, operating profit growth (“Company Criteria”). The second program, for executive officers who have primary responsibilities within a particular business unit, provides for bonuses based on Company Criteria plus 2004 business unit financial performance criteria, specifically, business unit operating profit growth. The third program, for other executive officers who have primary responsibilities within a particular business unit, provides for bonuses based on 2004 business unit financial performance criteria, business unit operating profit growth and business unit revenue growth. The fourth program provides for bonuses based on Company Criteria plus personal objectives. Such bonuses were determined as a percentage of an executive officer’s actual annual base salary. Generally, a target bonus under the Bonus Plan is determined for each executive ranging from 25% to 60% of base salary, depending upon relative position within the Company. For 2004, actual bonuses for executive officers ranged from 7% to 69% of their base salaries.

     Stock Options — The Company awards stock options under its stockholder-approved 1997 Stock Option Plan to executive officers to provide competitive compensation packages. The Company also believes it is important that all of its key executive officers have a meaningful equity stake in the Company so that they have an incentive to create stockholder value over a long-term investment horizon. Accordingly, options generally vest over five years on the anniversary date of the grant. The Committee approved the options granted to executive officers in 2004.

     Compliance With Section 162(m) — The Board of Directors generally intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the Company’s stockholders. However, if in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Compensation Committee
Christopher G. Knowles, Chair
Robert J. Potter

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     Only independent directors served on the Compensation Committee during 2004. Christopher Knowles is the Chair of the Compensation Committee and Dr. Robert Potter is a member. No inside directors served on the Compensation Committee in 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1989, the Company entered into a lease agreement for its Vernon Hills, Illinois facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation (“Unique”), a corporation owned by Messrs. Kaplan and Cless. Since its commencement date, the lease has been amended to cover expansions of the facility. The lease was amended several times to add real estate and numerous facility expansions. The portion of the lease agreement under which the Company leased machinery, equipment, furniture, and fixtures expired in 2003.

     The lease is treated as an operating lease and has a term ending on June 30, 2014. During 2004, base monthly rental payments were $185,946 from January 1, 2004 to June 30, 2004. They increased to $194,702 on July 1, 2004 and will extend through March 31, 2008; $199,486 from April 1, 2008 through June 30, 2009; and $229,409 from July 1, 2009 through June 30, 2014.

     The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain industrial revenue bonds. The industrial revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique’s obligation to such bank under its agreement relating to the Letter of Credit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of Zebra’s Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Michael Smith, Chair, Christopher Knowles and Ross Manire.

     The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra’s audited financial statements with management. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC. This recommendation was based on the Audit Committee’s discussion with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Audit Committee
Michael Smith, Chair Christopher Knowles Ross Manire

     Fees of Independent Auditors

     KPMG LLP acted as the principal auditor for the Company during the Company’s 2003 and 2004 fiscal years, and also provided certain audit-related, tax and permitted non-audit services. The Audit Committee’s policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission’s rules adopted thereunder. In 2004, the Audit Committee approved all engagements by KPMG LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by KPMG LLP to the Company in 2004 pursuant to pre-approval policies or procedures of the Audit Committee or pursuant to approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

     The Company paid KPMG LLP the following fees for services provided for the years ended December 31, 2004 and 2003:

Fees	2004	2003

Audit Fees (1)	$833,600	$447,788

Audit-Related Fees (2)	—	20,000

Tax Fees (3)	64,781	430,450

All Other Fees	—	—

	$898,831	$898,238

(1)	Consists of fees for the audit of the Company’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. For 2004, also includes fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

(2)	For 2003, consists of fees for assistance with responses to comment letters from the SEC.

(3)	For tax advice, tax planning, and tax compliance.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Audit Committee appointed Ernst &: Young LLP, independent certified public accountants, as auditors of the Company’s financial statements for the fiscal year ending December 31, 2005. Ernst &: Young LLP was appointed the Company’s auditors effective March 4, 2005.

     On March 4, 2005, the Audit Committee of the Board of Directors of the Company dismissed KPMG LLP as the Company’s independent accountant.

     The reports of KPMG LLP on the Company’s financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audit of the financial statements of the Company as of and for the years ended December 31, 2004 and 2003, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, the Company had no disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the period of time from January 1, 2003 through March 4, 2005, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

     The Board desires to give stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst &: Young LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

     The Company expects that representatives of KPMG LLP and Ernst &: Young LLP will be present at the Annual Meeting and be available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST &: YOUNG LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

OTHER MATTERS

     Solicitation — The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

     Proposals of Stockholders — Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2006 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company’s executive offices, which are located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than December 13, 2005, which is 120 days before the anniversary date of the release of this proxy statement to stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company’s By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. The Company’s By-Laws provide that stockholders desiring to bring business before the 2006 Annual Meeting, including nomination of a person for election to the Company’s Board of Directors, must provide written notice to the Company’s Secretary at the Company’s executive offices no earlier than 75 days before, and no later than 45 days before, the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the By-Laws.

     Other Business — The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

     Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2004, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

     Annual Report on Form 10-K — The Company will furnish without charge to any stockholder as of the record date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

By Order of the Board of Directors

Noel Elfant
Secretary

The Board of Directors recommends a vote “FOR” Proposals 1 and 2

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN

1.	Election of Directors:	☐	☐	☐	2.	Proposal to ratify Ernst &: Young LLP as Independent Auditors	☐	☐	☐
01 - Edward L. Kaplan 02 - Christopher G. Knowles

(Except nominee written above) (Instructions: To withhold authority to vote for an indicated nominee, write the number of the nominee on the line above)

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 17, 2005 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the nominees for director, “for” the proposal to ratify Ernst &: Young LLP as the auditors, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Signature(s)	Date

NOTE: Please sign exactly as name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Please sign, date and return this proxy card promptly using the enclosed envelope.

▲ FOLD AND DETACH HERE ▲

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the day prior to annual meeting day.

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same manner as if you marked, signed and returned your proxy card.

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Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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ZEBRA TECHNOLOGIES CORPORATION

Revocable Proxy

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2005, AND AT ANY ADJOURNMENT THEREOF.

     The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the “Company”), hereby appoints Edward L. Kaplan, Gerhard Cless, and Noel Elfant as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Tuesday, May 17, 2005, at 10:30 a.m., Central time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

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